UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 20, 2024 (September 16, 2024)
ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (218) 634-3500
Not Applicable
(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On September 16, 2024 (the “Closing Date”), ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”) completed its previously announced acquisition (the “Acquisition”) of Alimera Sciences, Inc., a Delaware corporation (“Alimera”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 21, 2024 (the “Merger Agreement”), by and among the Company, Alimera and ANIP Merger Sub INC., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub merged with and into Alimera, with Alimera surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Alimera (the “Alimera Common Stock”) outstanding immediately prior to the Effective Time (including each Alimera RSA (as defined below) but excluding any treasury shares or shares owned by the Company, Merger Subs or any other subsidiary of the Company or Alimera), was canceled and ceased to exist and was converted into the right to receive (i) $5.50 in cash, without interest (the “Closing Cash Consideration”) and (ii) one contingent value right (a “CVR”), which represents the right to receive the Milestone Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (clauses (i) and (ii) collectively, the “Merger Consideration”).

In addition to the amounts payable to the holders thereof in connection with the Closing, all of the outstanding awards of restricted stock with respect to shares of Alimera Common Stock (each, a “Alimera RSA”), each Alimera Performance Stock Unit (“Alimera PSU”), each Alimera restricted stock unit (“Alimera RSU”) and each Alimera warrant (“Alimera Warrant”) that were outstanding immediately prior to the Effective Time were automatically canceled and converted into the right to receive one (1) CVR per share of Alimera Common Stock then underlying the applicable instrument.

Each stock option previously granted by Alimera to purchase Alimera Common Stock (each, an “Alimera Option”) that was outstanding and unexercised as of the Effective Time and which had a per share exercise price that was less than the Closing Cash Consideration was, in addition to the amounts payable to the holders thereof in connection with the Closing, automatically be canceled and converted into the right to receive one (1) CVR per share of Alimera Common Stock then underlying such Alimera Option. No other Alimera Options were cancelled and converted into the right to receive a CVR, provided that each Alimera Option with a per share exercise price greater than or equal to the Closing Cash Consideration but less than the Total Consideration (as defined in the Merger Agreement) may receive a payment in connection with the payout of the CVRs (if any).

The cash portion of the consideration was financed with (i) borrowings of $325.0 million under the previously announced senior secured credit agreement entered into on August 13, 2024 with JPMorgan Chase Bank, N.A., as administrative agent and other financial institutions and (ii) available cash on hand.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2024 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2024, prior to consummation of the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Continental Stock Transfer & Trust Company (the “Rights Agent”), pursuant to which holders of Alimera Common Stock, as well as holders of Alimera Warrants, Alimera Options, Alimera PSUs, Alimera RSAs and Alimera RSUs, may become entitled to contingent cash payments per CVR (each, a “Milestone Payment”), such payments being contingent upon, and subject to, the achievement of: (i) $140.0 million in net revenue (the “2026 Milestone”) on third party sales of ILUVIEN® and YUTIQ® for the Company’s 2026 fiscal year (the “2026 Net Revenue”) and/or (ii) $160.0 million in net revenue (the “2027 Milestone” and together with the 2026 Milestone, the “Milestones”) on third party sales of ILUVIEN® and YUTIQ® for the Company’s 2027 fiscal year (the “2027 Net Revenue”).

Each CVR entitles the holder (the “Holder”) to receive a Milestone Payment upon satisfaction of the applicable Milestones. The Milestone Payment for each CVR will equal the product (rounded to the nearest 1/100 of $0.01) of (i) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2026 Net Revenue exceeds $140.0 million and the denominator of which is $10.0 million (subject to adjustment for the exercise price of applicable Alimera Options) and/or (ii) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2027 Net Revenue exceeds $160.0 million and the denominator of which is $15.0 million (subject to adjustment for the exercise price of applicable Alimera Options).

If a Milestone is attained, the distributions in respect of the CVRs will be made on or prior to the date that is fifteen (15) business days following the filing by the Company of its audited financial statements with the SEC on Form 10-K in respect of the applicable year in which such Milestone has been achieved, and will be subject to a number of deductions, exceptions and limitations, including, but not limited to, certain taxes.

Under the CVR Agreement, the Rights Agent has, and Holders of at least 35% of the CVRs then-outstanding have, certain rights to audit and enforcement on behalf of all Holders of the CVRs. The Company has undertaken under the terms of the CVR Agreement to use diligent efforts to achieve the Milestones, as such efforts are further described in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, which is included hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired

The audited financial statements of Alimera as of and for the years ended December 31, 2023 and 2022 and the related notes thereto are included in Alimera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on March 8, 2024 and is incorporated by reference herein. The unaudited financial statements of Alimera for the six months ended June 30, 2024 and the related notes thereto are included in Alimera’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2024 that was filed with the SEC on August 7, 2024 and is incorporated by reference herein.

(b)Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, the unaudited pro forma combined statement of operations for the year ended December 31, 2023, and notes to the unaudited pro forma condensed combined financial information of the Company, all after giving effect to the Merger, are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit	Description
No.
2.1
Agreement and Plan of Merger dated June 21, 2024, by and among ANI Pharmaceuticals, Inc., ANIP Merger Sub INC. and Alimera Sciences, Inc. (incorporated by reference to Exhibit 2.1 on the Company’s Current Report on Form 8-K filed on June 24, 2024). *

10.1	Contingent Value Rights Agreement dated September 16, 2024, by and between ANI Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.

23.1	Consent of Grant Thornton LLP, the Independent Registered Public Accounting Firm of Alimera Sciences, Inc.

99.1
Audited financial statements of Alimera Sciences, Inc. as of and for the years ended December 31, 2023 and 2022 (incorporated by reference to Part IV – Item 15. Exhibits and Financial Statements Schedules in the Alimera Sciences, Inc,’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 8, 2024).

99.2
Unaudited financial statements of Alimera Sciences, Inc. for the six months ended June 30, 2024 (incorporated by reference to Part I – Financial Information – Item 1. Financial Statements, in Alimera Science Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 as filed with the SEC on August 7, 2024).

99.3
Unaudited Pro Forma Condensed Combined Statement of Operations of ANI Pharmaceuticals, Inc. for the six-months ended June 30, 2024 and for the fiscal year ended December 31, 2023, and Unaudited Pro Forma Condensed Combined Balance Sheet of ANI Pharmaceuticals, Inc. as of June 30, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).
*The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 20, 2024	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer